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Fresh Del Monte Produce Inc.
Media contact:
Andrea Beron Hoyos
Senior Director, Global Corporate Communications
305-520-8451
FOR IMMEDIATE RELEASE

Fresh Del Monte Produce Names New Independent Board Member

Coral Gables, FL (April 13, 2020) -Fresh Del Monte Produce announced today the appointment of Charles E. Beard Jr. to its board of directors.

Charles is the Chief Operating Officer of global consulting firm Guidehouse Inc. and brings more than 30 years of experience in technology management, business automation, cybersecurity risk management, and embedding advanced solutions into company operations.

“I am eager to welcome Charles’s leadership to the team,” said Mohammad Abu-Ghazaleh, Chairman and Chief Executive Officer of Fresh Del Monte Produce. “With deep experience in technology and a long trajectory in guiding Fortune 500 companies in both the public and private sectors, Charles will offer us key insights in digital innovation and business automation to better enable us to meet one of our 5-year strategic objectives to become a technology driven company and drive greater efficiencies in our key business operations.”

The former Chief Information Officer of a global $11B SEC registrant and global head of advisory services for Transportation and Industrial markets of a big four accounting firm, Charles is experienced on advising and leading teams on how to maximize the use of technology for broad enterprise value creation in both regulated and non-regulated markets.

Charles holds a Bachelor of Science degree from Texas A&M University, an MBA from the University of Montana and a Master’s in Jurisprudence from the Seton Hall School of Law.

About Fresh Del Monte Produce Inc.
Fresh Del Monte is one of the world’s leading vertically integrated producers, marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared food in Europe, Africa and the Middle East. Fresh Del Monte markets its products worldwide under the DEL MONTE® brand (under license from Del Monte Foods, Inc.), a symbol of product innovation, quality, freshness and reliability for over 125 years. The Company also markets its products under the MANNTM brand and other related trademarks. Fresh Del Monte Produce Inc. is not affiliated with certain other Del Monte companies around the world, including Del Monte Foods, Inc., the U.S. subsidiary of Del Monte Pacific Limited, Del Monte Canada, or Del Monte Asia Pte. Ltd.

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Fresh Del Monte Produce Inc.

Forward-looking Information
This press release contains certain forward-looking statements regarding the intent, beliefs or current expectations of the Company or its officers with respect to the Company’s plans and future performance. These forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update these statements. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. In this press release, these statements appear in a number of places and include statements regarding the intent, beliefs or current expectations of us or our officers (including statements preceded by, followed by or that include the words “believes”, “expects”, “anticipates” or similar expressions) with respect to various matters, including our plans and future performance.  These forward-looking statements involve risks and uncertainties.  Fresh Del Monte’s actual plans and performance may differ materially from those in the forward-looking statements as a result of various factors, including (i) the uncertain global economic environment and the timing and strength of a recovery in the markets we serve, and the extent to which adverse economic conditions continue to affect our sales volume and results, including our ability to command premium prices for certain of our principal products, or increase competitive pressures within the industry, (ii) the impact of governmental initiatives in the United States and abroad to spur economic activity, including the effects of significant government monetary or other market interventions on inflation, price controls and foreign exchange rates, (iii) the impact of governmental trade restrictions, including adverse governmental regulation that may impact our ability to access certain markets such as uncertainty surrounding the recent vote in the United Kingdom to leave the European Union (often referred as Brexit), including spillover effects to other Eurozone countries, (iv) our anticipated cash needs in light of our liquidity, (v) the continued ability of our distributors and suppliers to have access to sufficient liquidity to fund their operations, (vi) trends and other factors affecting our financial condition or results of operations from period to period, including changes in product mix or consumer demand for branded products such as ours, particularly as consumers remain price-conscious in the current economic environment; anticipated price and expense levels; the impact of crop disease, severe weather conditions, such as flooding, or natural disasters, such as earthquakes, on crop quality and yields and on our ability to grow, procure or export our products; the impact of prices for petroleum-based products and packaging materials; and the availability of sufficient labor during peak growing and harvesting seasons, (vii) the impact of pricing and other actions by our competitors, particularly during periods of low consumer confidence and spending levels, (viii) the impact of foreign currency fluctuations, (ix) our plans for expansion of our business (including through acquisitions) and cost savings, (x) our ability to successfully integrate acquisitions into our operations, (xi) the impact of impairment or other charges associated with exit activities, crop or facility damage or otherwise, (xii) the timing and cost of resolution of pending and future legal and environmental proceedings or investigations, (xiii) the impact of changes in tax accounting or tax laws (or interpretations thereof), and the impact of settlements of adjustments proposed by the Internal Revenue Service or other taxing authorities in connection with our tax audits, and (xiv) the cost and other implications of changes in regulations applicable to our business, including potential legislative or regulatory initiatives in the United States or elsewhere directed at mitigating the effects of climate change. The declaration of future dividends will be at our Board’s sole discretion and such declaration will be based on the Board’s analysis of a variety of factors including our ability to comply with, and limitations imposed by, our credit facility, the availability of liquidity to fund such dividends and our debt service as well as the factors set forth above. All forward-looking statements in this report are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. The Company’s plans and performance may also be affected by the factors described in Item 1A. - “Risk Factors” in Fresh Del Monte Produce Inc.’s Annual Report on Form 10-K for the year ended December 28, 2018 along with other reports that the Company has on file with the Securities and Exchange Commission.

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